Power of Attorney

I hereby constitute and appoint Jeffrey A. Brown,

Carol H. Forsyte, A. Peter Lawson

and Jennifer R. Muzzo Lagunas, and each of them,

acting alone without any of the others,

my true and lawful attorneys-in-fact and agents,

with full power of substitution and

resubstitution, for me and in my name, place

and stead, in any and all capacities, to

prepare, sign and file any and all Forms 3,

4, 5 and 144 and any successor Forms (and

any amendments or corrections to all such

forms, and any related documents or items,

including a Form ID and any other documents

necessary to obtain codes and passwords

necessary to make electronic filings) which

they deem needed or desirable with the

Securities and Exchange Commission and any

and all stock exchanges, granting unto said

attorneys-in-fact and agents full power and

authority to do and perform each and every

act and thing necessary or appropriate in

connection with this power and authority,

hereby ratifying and confirming all that

said attorneys-in-fact and agents, or their

substitute or substitutes, may lawfully do or

cause to be done by virtue thereof.  This

Power of Attorney shall remain in full force

and effect until I am no longer required to

file Forms 3, 4, 5 and 144 with respect to

my holdings of and transactions in securities

issued by Motorola, unless earlier

revoked by me in a signed writing delivered

to the foregoing attorneys-in-fact.

      By: /s/ Patricia B. Morrison

       Patricia B. Morrison

      Date: February 19, 2007